AMENDMENT ONE
                                     TO THE
                       NATIONAL SEMICONDUCTOR CORPORATION
                           DEFERRED COMPENSATION PLAN

WHEREAS National Semiconductor Corporation (the "Employer") has adopted the National Semiconductor Corporation Deferred Compensation Plan, amended and restated effective November 1, 2001 (the "Plan"); and

WHEREAS the Employer wishes to discontinue Annual Profit Sharing Contributions under the National Semiconductor Corporation Retirement and Savings Program (the "RASP") after Fiscal Year 2004; and

WHEREAS the Employer wishes to clarify that no Employee shall be eligible to receive an Annual Profit Sharing Restoration Amount under the Plan once Annual Profit Sharing Contributions are discontinued under the RASP; and

WHEREAS Section 5.02 of the Plan provides that the Employer reserves the right to amend the Plan at any time;

NOW, THEREFORE, the Employer hereby adopts this Amendment One as provided below, effective for the Plan Years beginning after May 30, 2004:

1. Section 2.01A is amended by adding the following new sentence at the end thereof:

     Notwithstanding the foregoing, no Employee shall be eligible to receive an Annual Profit Sharing Restoration Amount in any Plan Year beginning after May 30, 2004.

2. Section 3.02 is amended by adding the following new sentence at the end thereof:

     No amounts shall be credited under this Section 3.02 for any Plan Year beginning after May 30, 2004.